Exhibit  10.9

AMENDED AND RESTATED LICENSE AGREEMENT

THIS AGREEMENT is made effective as of April 18, 2013, although it is being signed at a later date, by and between BOURBON BROTHERS, LLC, a Colorado limited liability company with an address of 2 N. Cascade Ave., Suite 1400, Colorado Springs, CO 80903 ("Licensor"), and BOURBON BROTHERS HOLDING COMPANY, LLC, a Colorado limited liability company, BOURBON BROTHERS BRAND, LLC, a Colorado limited liability company, BOURBON BROTHERS FRANCHISE, LLC, a Colorado limited liability company, BOURBON BROTHERS RESTAURANT GROUP, LLC, a Colorado limited liability company, and BOURBON BROTHERS SMOKEHOUSE AND TAVERN COLORADO SPRINGS, LLC, a Colorado limited liability company, each with an address of 2 Cascade Ave., Suite 1400, Colorado Springs, CO 80903 (hereinafter, each is a "Licensee" and together they are referred to as "Licensees"). Licensees and Licensor may be collectively referred to herein as "Parties."

WHEREAS, Licensor is the owner of and intends to use the service mark "Bourbon Brothers" USPTO Serial Number 85,858,267, application filed on February 23, 2013, ("Service Mark") and related Intellectual Property, defined below, in connection with the development of restaurants featuring southern-style food and beverages ("Bourbon Brothers Restaurants");

WHEREAS, Bourbon Brothers Holding Company, LLC ("Bourbon Brothers Holding"), a Licensee, is the parent company of the other Licensees and the other Licensees are each wholly-owned subsidiaries of Bourbon Brothers Holding;

WHEREAS, Bourbon Brothers Franchise, LLC ("Bourbon Brothers Franchise"), a Licensee, desires to offer franchises for Bourbon Brothers Restaurants pursuant to the terms of franchise agreements between Bourbon Brothers Franchise and third-party franchisees ("Franchisees");

WHEREAS, Licensor is affiliated with Licensees through common ownership and Licensor is willing to grant an exclusive license to Licensees to use and to sub-license the use of the Marks and Intellectual Property, defined below, under the terms and conditions provided herein;

WHEREAS, the Parties previously entered into a License Agreement dated April 18, 2013 (the "First License Agreement"), whereby Licensor granted the Licensees limited rights to use the Service Mark;

WHEREAS, Bourbon Brothers Holding Corporation, the predecessor of Bourbon Brothers Holding Company, LLC, signed the First License Agreement and since that time, has assigned all of its assets and liabilities to Bourbon Brothers Holding Company, LLC, its successor in interest; and

WHEREAS, the Parties desire to amend, supplement, and clarify certain terms of the License Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and restrictions herein and the payment by Licensees to Licensor of $10.00, the Parties agree as follows:

1. GRANT.    Licensor hereby grants to Licensees the exclusive rights ("Rights"), subject to Licensor's continuing right to use the Marks in any manner, to use the Service Mark and associated trademarks, trade names, service marks, logos, brands, slogans, domain names, and identifying features, owned by Licensor or which hereafter are created and owned by Licensor (collectively, the "Marks") and certain Intellectual Property, defined below, throughout the United States in c01mection with the operation of and offer and sale of franchises for Bourbon Brothers Restaurants, the sublicensing of the Marks and Intellectual Property to Franchisees to operate Bourbon Brothers Restaurants, and to themselves use the Marks and Intellectual Property to develop and operate Bourbon Brothers Restaurants throughout the United States ("Licensed Territory"). Bourbon Brothers Franchise shall use its best efforts to promote and sell franchises for Bourbon Brothers Restaurants in the Licensed Territory. The Licensed Territory may not be expanded to include any areas outside of the United States without the express prior written consent of Licensor. Licensor agrees that no other individuals or entities, except Licensor, shall have the privilege of using the Rights in the Licensed Territory during the term of this Agreement. All Rights not specifically granted to Licensee hereunder are specifically reserved to Licensor subject to the terms and conditions as stated herein.

2. INTELLECTUAL PROPERTY.   The term "Intellectual Property," as used in this Agreement is defined as: (i) all manuals, designs, plans, blueprints, layouts, adve1iising and marketing materials, and methods, training programs, and all computer software, including source code, object code, firmware, development tools, files and records, and operating systems and other works, including any copyrights therein; (ii) all patents, design patents and other inventions (whether patentable or not) and improvements thereto, and all registrations associated with the foregoing; and (iii) proprietary business methods, processes and operating systems, and distinctive business formats, trade dress, trade secrets, proprietary information and know-how, customer lists, recipes, and all documentation relating to the development, operation, and offer of franchises of Bourbon Brothers Restaurants.

3. TERM AND RENEWAL. This Agreement shall c01mnence on the date first written above and shall continue for an initial term of 10 years unless sooner terminated as provided in this Agreement. This Agreement shall automatically renew for additional terms of 10 years each without any action required to be taken by either party, unless sooner terminated as provided in this Agreement.

4. SUPERVISION. Licensor shall have the right to supervise the use of the Marks for the purpose of protecting and maintaining the standards of quality associated with the Marks as decided by Licensor in Licensor's sole discretion. Licensees shall use, display, sub-license and franchise the Marks only in strict compliance with any standards that may be periodically mandated by Licensor. Licensees shall take no action which would impair Licensor's right, title and interest in and to the Marks. If Licensor, at any time, finds that the use of the Marks by a Licensee or its sublicensee is deficient in the quality and standards determined by Licensor for the use of said Marks, or is misleading in any manner, or is otherwise in violation of this Agreement, then Licensor may notify the Licensees in writing of such deficiency and the Licensees shall take such corrective measures as are necessary so that the Licensees and their sublicensees' use of the Marks is not deficient.

5. EQUAL STANDARDS. Licensor shall maintain and exercise adequate control and supervision over the use of the Marks at each location where Licensor uses the Marks in order to maintain the high standards of quality associated with the Marks.

6. NON-INTERFERENCE.    It is the express intention of the Parties to enable Licensor, on the one hand, and Licensees, on the other hand, to own, operate, license and/or franchise Bourbon Brothers Restaurants associated with the Marks without interference from the other Parties (except to the extent necessary to maintain and enhance the quality of service and good will associated with the Marks), each within their respective areas of authorized use. In furtherance of the foregoing, neither Party shall restrict nor otherwise attempt to limit the business or activities of the other Party except for such business or activity directly associated with the Marks and only as described herein.

7. INDEMNIFICATION. Each Licensee shall indemnify, defend and hold Licensor harmless from any claims, demands, liabilities, obligations or lawsuits against the Licensee arising out of acts or omissions related to the Licensee's use or licensing of the Marks or Intellectual Property, including, but not limited to, claims for personal injury or property damage, claims related to contracts entered into between the Licensee and Franchisees and other third parties, taxes of any kind owed by the Licensee or any other tort, contract claim, or public liability claim against the Licensee.

8. DISCLAIMER OF PARTNERSHIP.  Nothing herein shall be construed in any way to create a partnership or a subsidiary relationship between Licensees and Licensor, and Licensees shall not have any right, title or interest in Licensor's business except the right to use the Marks and the Intellectual Properly in c01mection with the activities of the Licensees described herein.

9. WARRANTY OF TITLE.   Licensor represents and warrants that to its actual knowledge, it owns all right, title and interest in and to the Marks and Intellectual Property. In addition, Licensor represents and warrants that there are no agreements currently in effect which limit the rights of Licensor to use or license the use of the Marks and there are no infringing uses actually known to Licensor that can materially affect Licensees' use and sub-license thereof. Except as expressly stated, Licensor makes no warranty, express or implied, with respect to the ownership of any rights relating to the Marks or Intellectual Property described herein. The Parties understand that local rights to the Marks may exist prior to the date of this Agreement over which the Parties have no control and/or about which the Parties currently have no knowledge.

10. COMPLIANCE WITH APPLICABLE LAWS. Each Licensee agrees to comply with all municipal, local, county, state or federal regulations and laws and to reasonably supervise any Franchisees who are granted sub-licenses to use the Marks and the Intellectual Property.

11. LICENSOR'S RIGHTS UPON LICENSEE'S DEFAULT.    Licensor shall have the right to terminate this Agreement as it relates to a defaulting Licensee upon the occurrence of any one or more of the following events of default:

a.
Licensee's failure to comply with the terms and conditions of this Agreement within 30 days of receiving written notice from Licensor that Licensee is in default of this Agreement; provided, however, that if the default is of such a nature that it cannot be reasonably cured within 30 days, the cure period shall be extended for such period as Licensee is diligently pursuing a cure to completion.

b.
Licensee's insolvency, which shall be defined as: (i) Licensee's failure to pay its debts as they come due; or (ii) when the fair market value of Licensee's assets are less than the value of Licensee's accrued liabilities.

c.	Licensee's assignment for the benefit of its creditors or any other unapproved assignment or transfer of Licensee's rights under this Agreement.

d.	The placement of Licensee's assets in the hands of a trustee or receiver.

Licensor may exercise its right of termination by giving the defaulting Licensee, its trustees, receivers, or assigns 30 days written notice of Licensor's election to terminate, after which this Agreement will terminate. Upon termination of this Agreement for any reason, the Licensee shall be deemed to have assigned or transferred its right, title and interest in and to any franchise or license agreement between Licensee and any Franchisee to Licensor or to any assignee that Licensor shall designate at the time of such deemed assignment or transfer and Licensee shall execute any documents reasonably required by Licensor to effectuate such assignment or transfer. Upon termination of this Agreement for any reason, Licensee shall immediately discontinue the use of the Marks and the Intellectual Property and cease to identify itself as having any relationship with Licensor or any right to use the Marks and the Intellectual Property.

In addition to Licensor's right to terminate this Agreement as described above, if Licensee commits a breach of any express or implied term herein, Licensor may bring an action for injunctive relief, including ex parte relief, or bring a claim for damages. All remedies shall be cumulative.

12. LICENSEE'S RIGHT TO TERMINATE. Each Licensee shall have the right to terminate this Agreement for any reason upon 30 days prior written notice to Licensor.

13. SEVERABILITY. In the event that any of the terms and conditions herein are held invalid, the remaining parts and conditions and obligations of this Agreement shall remain in full force and effect.

14. ASSIGNMENT AND TRANSFER. No Party may assign or transfer any of its rights hereunder without the prior written consent of the other Parties, and such consent shall not be unreasonably withheld, delayed or conditioned. A transfer by Licensor includes the transfer of any federal, state, or common law rights that Licensor has to the Marks and the Intellectual Property. Upon assignment or transfer, this Agreement shall inure to the benefit of the parties' respective assignees or other legal successors in interest.

15.  MISCELLANEOUS.
a.	Singular-Plural. Wherever the singular or plural are used, this Agreement shall be deemed amended to reflect the appropriate form.

b.
Attorney  Fees.      If a Part commits a breach of this Agreement, the non defaulting Parties shall be entitled to reasonable attorneys' fees and costs, including costs of depositions taken and litigation incurred in the enforcement of any term herein or in the collection of any damages incurred as a result of such breach.

c.
Integration; Modification. This Agreement contains the entire understanding of the Parties with respect to the subject matter herein contained and shall supersede and replace the First License Agreement in its entirety. The Parties may, from time to time modify, vary, or alter any of the provisions of this Agreement, but only by a written agreement duly executed by all Parties.

d.
Notices. All notices, reports or other documents and communications that are required or permitted to be given to the Parties under this Agreement shall be sufficient if given in writing and delivered in person, by overnight courier, or by registered or certified mail, postage prepaid, return receipt requested, to the receiving Party at the address listed on the first page of this Agreement or to such other address as such Party may have given to the other by written notice pursuant to this Section. Notice shall be deemed given on the date of delive1y, in the case of personal delivery, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

e.
Governing Law. Except to the extent governed by the Lanham Act or other federal law, this Agreement shall be governed by the laws of the State of Colorado, irrespective of the choice of law rules of any jurisdiction. The Parties agree that venue and jurisdiction for any litigation arising from this Agreement shall only be proper in the state or federal court located in Denver County, Colorado. The Parties hereby consent to the personal and subject matter jurisdiction of the federal and state courts of the State of Colorado for any and all disputes arising out of this Agreement.

f.
Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement except by written instruments signed by the Party charged with the waiver or estoppel. No waiver shall be deemed a continuing waiver unless specifically stated therein, and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any act other than that specifically waived.

g.
Bankruptcy  of Licensor. The Parties intend that the license and right under this Agreement shall constitute a license of "intellectual property rights" within the meaning of Section 365(n) of the U.S. Bankruptcy Code and, as such, this Agreement may remain in full force and effect under such law if Licensor is insolvent, makes an assignment for the benefit of its creditors, is subject to any voluntary  or involuntary  bankruptcy  proceeding and such proceeding is not dismissed within thirty (30) days of commencement, or otherwise ceases to do business.

h.
Counterparts. This Agreement may be executed in any number of counterparts and by any number of counterpart signature pages, each of which shall be an original with the san1e effect as if each of the signatures were affixed to the same instrument. Signatures may be electronic and signature pages may be transmitted electronically, and such signatures and signature pages shall be deemed original signature pages for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

LICENSEE: BOURBON BROTHERS HOLDING COMPANY, LLC	LICENSOR: BOURBON BROTHERS, LLC
/s/ Robert B. Mudd	/s/ J.W. Roth
Its: Manager

LICENSEE: BOURBON BROTHERS BRAND, LLC
/s/ Robert B. Mudd
Its: Manager

LICENSEE: BOURBON BROTHERS FRANCHISEE, LLC
/s/ Robert B. Mudd
Its: Manager

LICENSEE: BOURBON BROTHERS RESTAURANT GROUP, LLC
/s/ Robert B. Mudd
Its: Manager

LICENSEE: BOURBON BROTHERS SMOKEHOUSE AND TAVERNS COLORADO SPRINGS, LLC
/s/ Robert B. Mudd
Its: Manager

LICENSEE: BOURBON BROTHERS HOLDING COMPANY, LLC
/s/ Robert B. Mudd
Its: Manager

LICENSE AGREEMENT

This License Agreement (hereinafter, "Agreement") is entered into as of the 18th day of April 2013 ("Effective Date"), by and between Bourbon Brothers Holding Corporation, a Colorado corporation, Bourbon Brothers Brand, LLC, a Colorado limited liability company, Bourbon Brothers Franchise, LLC, a Colorado limited liability company, Bourbon Brothers Restaurant Group, LLC, a Colorado limited liability company, and Bourbon Brothers Smokehouse and Tavern Colorado Springs, LLC a Colorado limited liability company, each with an address at 2 North Cascade Avenue, Suite 1400 Colorado Springs, CO 80903 (hereinafter, each is a "Licensee" and together they are the Licensees) and Bourbon Brothers, LLC, a Colorado limited liability company with an address at 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903 (hereinafter, "Licensor"). Licensees and Licensor may each be referred to as a "Party" or together as the "Parties".

RECITALS

WHEREAS, Licensor owns the Trademark defined below.

WHEREAS, Licensees desire to acquire a royalty-free, non-exclusive license to the Trademark.

AGREEMENT

NOW THEREFORE, for the foregoing reasons, and in consideration of the conditions, covenants and agreements set fotih below, the receipt and sufficiency of which are hereby acknowledged, the Patties agree as follows:

Definitions. In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings set fotih below:

"Licensed Product(s)" shall mean all products that incorporate, utilize or are made with the use of the Trademark.

"Trademark" shall mean the trademark "Bourbon Brothers," federal serial number 85858267 with an application filing date of February 23, 2013.

License. Licensor hereby grants to each Licensee, a fully paid-up, nonexclusive, world wide, perpetual, irrevocable and royalty free license to make, have made for Licensee, use, offer to sell, sell, distribute, export or import Licensed Products and further for the use of the Trademark in the restaurant and bar industry. Use of license outside of the restaurant and bar industry shall be approved by Licensor on a case-by-case basis and an addendum to this agreement would document approval.

Each Licensee shall have the right to sublicense the Trademark so long as Licensee has obtained Licensor's prior written consent. Licensee shall be responsible for its sublicensee's compliance with the terms of its sublicense. The sublicense shall be no less stringent than, and shall not conflict with the tem1s of this Agreement; however, the sublicense shall not be perpetual and shall be revocable in the event the sublicensee materially breaches the terms of the sublicense.

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Licensee acknowledges that the Trademarks are unique and original to Licensor and that Licensor is the owner thereof. Licensee shall not, at any time during or after the term of this Agreement, dispute or contest, directly or indirectly, Licensor's ownership and title to the Trademark or the validity thereof.

Consideration. In exchange for the license of the Trademark, Licensee shall pay Licensor an aggregate amount of $1.00 ("Payment") on the Effective Date.

1.           Modification  of Trademark.  Licensee shall not make any modifications to the Trademark. It is understood and agreed that Licensor shall retain all ownership and title in any modifications or improvements made to the Trademark, but Licensee shall have a license to use any such modifications or improvements as set forth above in Section 2.

Limited Rights with Respect to the Trademark.  Licensee acknowledges and agrees that Licensor is the exclusive owner of all right, title and interest in the Trademark and that Licensee has only the limited rights expressly set forth in this Agreement. Licensee shall not represent in any manner that it owns the Trademark. Licensee shall not take any action that may impair, impede or diminish any rights Licensor has in or to the Trademark.  Licensee's use of the Trademark, and any goodwill created thereby, shall inure to the benefit of Licensor. Licensee shall not, at any time during the term of this Agreement or after its termination or expiration, contest the validity or ownership of the Trademark or assist any other person in contesting the validity or ownership of the Trademark.

Limitations on Use.  Licensee shall not use the Trademark or portion thereof as part of any business entity name or trade name, with any prefix, suffix or other modifying words, terms, designs or symbols or in any modified form, without the prior written consent of Licensor. The following entity names are hereby consented to by Licensor: (a) Bourbon Brothers Holding Company, (b) Bourbon Brothers Brand, LLC, (c) Bourbon Brothers  Franchise, LLC, (d) Bourbon Brothers Restaurant Group, LLC, (e) Bourbon Brothers Smokehouse and Tavern Colorado Springs, LLC, and (f) Bourbon Brothers Investment,  LLC. Bourbon Brothers Investment, LLC is licensed to use the entity name of the Licensor and has no other rights to use the Trademark. Licensee shall not register or seek to register the Trademark with the United States Patent and Trademark Office or any state or foreign country. Licensee shall not use, register or seek to register as a trademark or service mark, either with the United States Patent and Trademark Office or any state or foreign country, any trademark or service mark that is confusingly similar to the Trademark.

Indemnification  of Use of Trademark. Either Party shall immediately notify the other Party in writing of any apparent infringement of or challenge to Licensor's or Licensees' use of the Trademark of which it becomes aware. Licensor may, at its option, control the defense of any action or proceeding; however Licensee shall pay for all expenses incurred by Licensor and Licensees in any trademark or similar proceeding disputing Licensor's or Licensee's rights to or use of the Trademark. This indemnification shall not apply to litigation between Licensor and Licensee wherein Licensees' use of the Trademark is disputed or challenged by Licensor.

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Right to Inspect. To preserve the quality and integrity of the Trademark, Licensor and its designees have the right to enter and inspect each Licensee's business or sublicensee's businesses at all reasonable times. Licensor also has the right to inspect all materials and manner in which the Trademark is used. In the event the Trademark is not used in a manner that maintains the quality and integrity of the Trademark, as determined by Licensor, Licensor has the right to suspend the license under this Agreement until such Licensee or its sublicensees have remedied the issue.

Representations and Warranties by Licensee. Licensee represents and warrants that (a) it is free to enter into this Agreement; and (b) it has not, and will not, enter into any other agreement that would conflict with the terms of this Agreement.

Representations and Warranties by Licensor.  Licensor represents and warrants that (a) it owns all right, title, and interest in and to the Trademark on file as of the Effective Date; (b) it is free to enter into this Agreement; and (c) it has not, and will not, enter into any other agreement that would conflict with the terms of this Agreement.

Term: Termination. This Agreement will continue perpetually. Provided, however, in the event of a material breach, the Licensee shall cure, or cause the breach to be cured within 30 days of receiving written notice of the breach. If the breach is not cured during the 30-day period, Licensor may terminate this Agreement as to that Licensee notwithstanding that the license granted in Section 2 would otherwise be perpetual and irrevocable.

Notices. All notices, reports or other documents and communications that are required or permitted to be given to the Patties under this Agreement shall be sufficient if given in writing and delivered in person, by email, by overnight courier, or by registered or ce1tified mail, postage prepaid, return receipt requested, to the receiving Party at the address listed on the first page of this Agreement or to such other address as such Patty may have given to the other by written notice pursuant to this Section. Notice shall be deemed given on the date of delivery, in the case of personal delivery or confirmed receipt email, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

Governing Law. This Agreement shall be governed by the laws of the State of Colorado, irrespective of the choice of law rules of any jurisdiction. The Parties agree that venue and jurisdiction for any litigation arising from this Agreement shall only be proper in the State of Colorado, Denver County and that no other court shall have jurisdiction over such matters. The Patties hereby consent to the personal and subject matter jurisdiction of the federal and state courts of the State of Colorado for any and all disputes arising out of this Agreement.

Entire Agreement. This Agreement contains the final, entire and complete understanding between the Patties as to the subject matter of this Agreement, and supersedes all prior discussions between them and/or their respective counsel. This Agreement may not be modified or terminated orally, and no claimed amendment, rescission or waiver shall be binding on a Party unless in a writing signed by a duly authorized representative of such Patty.

Modification. This Agreement shall not be modified except in a written instrument signed by a duly authorized representative for each Patty.

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Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement except by written instruments signed by the Party charged with the waiver or estoppel. No waiver shall be deemed a continuing waiver unless specifically stated therein, and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any act other than that specifically waived.

No Joint Venture. Nothing herein contained shall be construed to place the Parties in the relationship of partners or joint ventures or agents. Neither Party shall represent to any third party that it has the authority to create any binding obligation upon the other Party.

Survival of Terms and Conditions. Except as otherwise specifically provided for in this Agreement, the terms and conditions of this Agreement shall survive the expiration  or termination of this Agreement to the full extent necessary for their enforcement and for the protection of the Party in whose favor they operate.

Cumulative Remedies. Each Party shall have all remedies available at law or in equity for breach of this Agreement, including, without limitation, termination of this Agreement, all of which remedies shall be cumulative.

Bankruptcy  of  Licensor.  The Parties intend that the license and right under this Agreement shall constitute a license of "intellectual prope1iy rights" within the meaning of Section 365(n) of the U.S. Bankruptcy Code and, as such, this Agreement may remain in full force and effect under such law if Licensor is insolvent, makes an assignment for the benefit of its creditors, is subject to any voluntary or involuntary bankruptcy proceeding and such proceeding is not dismissed within thirty (30) days of commencement, or otherwise ceases to do business.

Legal Consultation.  Each Party represents and warrants that it consulted with an attorney prior to signing this Agreement and that it was given sufficient time to do so.

Counterparts. This Agreement may be executed in any number of counterparts and by any number of counterpart signature pages, each of which shall be an original with the same effect as if each of the signatures were affixed to the same instrument. Signatures may be electronic and signature pages may be transmitted electronically, and such signatures and signature pages shall be deemed original signature pages for all purposes.

No Third-Party Beneficiary Rights.  No provision of this Agreement is intended nor shall be interpreted to provide or create any third party beneficiary rights and all provisions hereof shall be personal solely between the Parties hereto.

No Assigmnent.     This Agreement will not be assignable or transferable by either Licensee without the express written consent of the Licensor.

Further Assurances. Each Party agrees that it will take whatever action or actions as are deemed by the Parties' respective counsel to be reasonably necessary or desirable from time to time to effectuate the provisions or intent of this Agreement, and to that end, each Party agrees that it will execute, acknowledge, seal, and deliver any further instruments or documents which

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may be necessary to give full force and effect to this Agreement or any of the provisions hereof, or to carry out the intent of this Agreement.

[Signature Page Follows]

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IN WITNESS THEREOF, this License aud Assignment Agreement has been executed as of the date stated above.

Licensor: BOURBON BROTHERS, LLC	Licensees: BOURBON BROTHERS HOLDING COMPANY, LLC
/s/ J.W. Roth	/s/ David Lavigne
Name: J.W. Roth	Name: David Lavigne

BOURBON BROTHERS BRAND, LLC
/s/ Robert B. Mudd
Robert B. Mudd, Manager

BOURBON BROTHERS FRANCHISE, LLC
/s/ Robert B. Mudd
Robert B. Mudd, Manager

BOURBON BROTHERS RESTAURANT GROUP, LLC
/s/ Robert B. Mudd
Robert B. Mudd, Manager

BOURBON BROTHERS SMOKEHOUSE AND TAVERN COLORADO SPRINGS, LLC
/s/ Robert B. Mudd
Robert B. Mudd, Manager

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